UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 6, 2008
MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)
Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The Company’s principal subsidiary, Mortgage Guaranty Insurance Corporation (“MGIC”), is informing its customers that it will be implementing new underwriting criteria that are designed to improve the credit risk profile of its new insurance written. Primarily, the changes will affect borrowers who have multiple risk factors such as a high loan-to-value ratio, a lower FICO score and limited documentation or are financing a home in a market MGIC categorizes as restricted. The underwriting changes have been posted to MGIC’s website at http://www.mgic.com/guides/underwriting.html and will become effective March 3, 2008 along with previously announced premium rate changes. The Company anticipates that these changes will negatively impact MGIC’s volume of new insurance written.
Forward-Looking Statements and Risk Factors
Our revenues and losses could be affected by the risk factors discussed below that are applicable to us. These risk factors should be reviewed in connection with this Form 8-K and our other periodic reports to the Securities and Exchange Commission. These factors may also cause actual results to differ materially from the results contemplated by forward-looking statements that we may make. Forward-looking statements consist of statements which relate to matters other than historical fact. Among others, statements that include words such as we “believe”, “anticipate” or “expect”, or words of similar import, are forward-looking statements. We are not undertaking any obligation to update any forward-looking statements we may make even though these statements may be affected by events or circumstances occurring after the forward-looking statements were made. Therefore no reader of this document should rely on these statements being accurate as of any time other than the time at which this document was filed with the Securities and Exchange Commission.
Deterioration in home prices in the segment of the market we serve, a downturn in the domestic economy or changes in our mix of business may result in more homeowners defaulting and our losses increasing.
Losses result from events that reduce a borrower’s ability to continue to make mortgage payments, such as unemployment, and whether the home of a borrower who defaults on his mortgage can be sold for an amount that will cover unpaid principal and interest and the expenses of the sale. Favorable economic conditions generally reduce the likelihood that borrowers will lack sufficient income to pay their mortgages and also favorably affect the value of homes, thereby reducing and in some cases even eliminating a loss from a mortgage default. A deterioration in economic conditions generally increases the likelihood that borrowers will not have sufficient income to pay their mortgages and can also adversely affect housing values. Housing values may decline even absent a deterioration in economic conditions due to declines in demand for homes, which in turn may result from changes in buyers’ perceptions of the potential for future appreciation, restrictions on mortgage credit due to more stringent underwriting standards or other factors.
The mix of business we write also affects the likelihood of losses occurring. In recent years, the percentage of our volume written on a flow basis that includes segments we view as having a higher probability of claim has continued to increase. These segments include loans with LTV ratios over 95% (including loans with 100% LTV ratios), FICO credit scores below 620, limited underwriting, including limited borrower documentation, or total debt-to-income ratios of 38% or higher, as well as loans having combinations of higher risk factors.
As of September 30, 2007 approximately 6.0% of our primary risk in force written through the flow channel, and 72% of our primary risk in force written through the bulk channel, consists of adjustable rate mortgages in which the initial interest rate may be adjusted during the five years after the mortgage closing (“ARMs”). (We classify as fixed rate loans adjustable rate mortgages in which the initial interest rate is fixed during the five years after the mortgage closing.) We believe that during a prolonged period of rising interest rates, claims on ARMs would be substantially higher than for fixed rate loans. Moreover, even if interest rates remain unchanged, claims on ARMs with a “teaser rate” (an initial interest rate that does not fully reflect the index which determines subsequent rates) may also be substantially higher because of the increase in the mortgage payment that will occur when the fully indexed rate becomes effective. In addition, we believe the volume of “interest-only” loans (which may also be ARMs) and loans with negative amortization features, such as pay option ARMs, increased in 2005 and 2006 and remained at these levels during the first half of 2007, before declining in the second half of 2007. Because interest-only loans and pay option ARMs are a relatively recent development, we have no meaningful data on their historical performance. We believe claim rates on certain of these loans will be substantially higher than on loans without scheduled payment increases that are made to borrowers of comparable credit quality.
The amount of insurance we write could be adversely affected if lenders and investors select alternatives to private mortgage insurance.
These alternatives to private mortgage insurance include:
•	lenders originating mortgages using piggyback structures to avoid private mortgage insurance, such as a first mortgage with an 80% loan-to-value (“LTV”) ratio and a second mortgage with a 10%, 15% or 20% LTV ratio (referred to as 80-10-10, 80-15-5 or 80-20 loans, respectively) rather than a first mortgage with a 90%, 95% or 100% LTV ratio that has private mortgage insurance,

•	lenders and other investors holding mortgages in portfolio and self-insuring,

•	investors using credit enhancements other than private mortgage insurance, using other credit enhancements in conjunction with reduced levels of private mortgage insurance coverage, or accepting credit risk without credit enhancement, and

•	lenders using government mortgage insurance programs, including those of the Federal Housing Administration and the Veterans Administration.
Competition or changes in our relationships with our customers could reduce our revenues or increase our losses.
Competition for private mortgage insurance premiums occurs not only among private mortgage insurers but also with mortgage lenders through captive mortgage reinsurance transactions. In these transactions, a lender’s affiliate reinsures a portion of the insurance written by a private mortgage insurer on mortgages originated or serviced by the lender.
The level of competition within the private mortgage insurance industry has also increased as many large mortgage lenders have reduced the number of private mortgage insurers with whom they do business. At the same time, consolidation among mortgage lenders has increased the share of the mortgage lending market held by large lenders.
Our private mortgage insurance competitors include:
•	PMI Mortgage Insurance Company,

•	Genworth Mortgage Insurance Corporation,

•	United Guaranty Residential Insurance Company,

•	Radian Guaranty Inc.,

•	Republic Mortgage Insurance Company,

•	Triad Guaranty Insurance Corporation, and

•	CMG Mortgage Insurance Company.
If the volume of low down payment home mortgage originations declines, the amount of insurance that we write could decline which would reduce our revenues.
The factors that affect the volume of low-down-payment mortgage originations include:
•	the level of home mortgage interest rates,

•	the health of the domestic economy as well as conditions in regional and local economies,

•	housing affordability,

•	population trends, including the rate of household formation,

•	the rate of home price appreciation, which in times of heavy refinancing can affect whether refinance loans have LTV ratios that require private mortgage insurance, and

•	government housing policy encouraging loans to first-time homebuyers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: February 6, 2008	By:	/s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller and Chief Accounting Officer